As filed with the Securities and Exchange Commission on March 16, 2001
                                                  Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ESSEX CORPORATION

             (Exact name of registrant as specified in its charter)

                               Virginia 54-0846569
 (State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                             Identification No.)

       9150 Guilford Road
       Columbia, Maryland                                               21046
 (Address of Principal Executive Offices)                           (Zip Code)

                                ESSEX CORPORATION
                 2000 STOCK OPTION AND APPRECIATION RIGHTS PLAN
                        NON PLAN STOCK OPTION AGREEMENTS
                            (Full title of the plan)
                      ------------------------------------

   Leonard E. Moodispaw, Esquire                         WITH A COPY TO:
President and Chief Executive Officer              D. Scott Freed, Esquire
        Essex Corporation                     Whiteford, Taylor & Preston L.L.P.
        9150 Guilford Road                          Seven Saint Paul Street
      Columbia, Maryland 21046                     Baltimore, Maryland 21202
            (301) 939-7000                               (410) 347-8700

 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                              Amount          Proposed maximum         Proposed maximum
Title of securities           to be           offering price           aggregate                  Amount of
to be registered            registered        per share (2)            offering price (2)         registration fee (2)
------------------          ----------        -----------------        ------------------         --------------------

Plan Options
------------
Common Stock (no par
value per share)            300,000(1)         $  3.44 (2)              $  1,032,000                 $ 258

Non Plan Options
----------------
Common Stock (no par
value per share)            450,000            $  3.44 (2)              $  1,548,000                  $387
                            -------                                     ------------             ---------

      Totals                750,000                                     $  2,580,000                  $645
                            =======                                     ============             =========

(1) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plan or non plan agreements as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. ss. 230.416.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the OTC Bulletin Board on March 14, 2001 of $3.63 and $3.25 per share, respectively.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as possible after such effective date.

                                     PART I

                  INFORMATION IN THE SECTION 10(a) PROSPECTUS1

Item 1.           Plan Information

Item 2.           Registrant Information and Employee Plan Annual Information

[FN]
1 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

              The following documents, filed or to be filed with the Commission, are, or shall be deemed to be, incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-KSB for the year ended December 26, 1999.

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 26, 2000, June 25, 2000 and September 24, 2000.

        (c)   The Company's Current Report on Form 8-K dated September 20, 2000.

        (d) The description of the common stock, no par value per share (the "Common Stock"), of the Registrant contained in its Registration Statement on Form 8-A, and amendments thereto are incorporated by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act ("Act") permits indemnification of directors and officers of a corporation under certain conditions and subject to certain limitations. Articles (h) and (I) of the Articles of Incorporation of the Company contain provisions for the indemnification of directors and officers of the Company within the limitations permitted by the Act. In addition, the Company has entered into indemnity agreements with all of its directors and officers which provide the maximum indemnification allowed by the Act.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See Exhibit Index on Page II-6.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, State of Maryland, on March 15, 2001.

                                       ESSEX CORPORATION

                                       By:/s/ Leonard E. Moodispaw
                                       -------------------------------------
                                       Leonard E. Moodispaw
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each director whose signature appears below constitutes and appoints Leonard E. Moodispaw and Joseph R. Kurry, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-8 relating to the issuance of Common Stock of the Registrant and participation interests in the Plan or under non plan agreements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date

/s/ H. Jeffrey Leonard       Chairman of the Board             March 15, 2001
----------------------
H. Jeffrey Leonard

/s/ Leonard E. Moodispaw     President, Chief Executive        March 15, 2001
------------------------
Leonard E. Moodispaw         Officer, Chief Operating
                             Officer and Director
                             (principal executive officer)

/s/ Joseph R. Kurry, Jr.     Chief Financial Officer           March 15, 2001
------------------------
Joseph R. Kurry, Jr.         (principal financial and
                             accounting officer)

/s/ John G. Hannon           Director                          March 15, 2001
------------------
John G. Hannon

/s/ Robert W. Hicks          Director                          March 15, 2001
-------------------
Robert W. Hicks

/s/ Ray M. Keeler            Director                          March 15, 2001
-----------------
Ray M. Keeler

/s/ Frank E. Manning         Director                          March 15, 2001
--------------------
Frank E. Manning

/s/ Marie S. Minton          Director                          March 15, 2001
-------------------
Marie S. Minton

/s/ Caroline S. Pisano       Director                          March 15, 2001
----------------------
Caroline S. Pisano

/s/ Terry M. Turpin          Director                          March 15, 2001
-------------------
Terry M. Turpin

                                  EXHIBIT INDEX

Exhibit
Number    Description
------    -----------
4.1       Essex Corporation 2000 Stock Option and Appreciation Rights Plan

4.2       Form of Non Plan Stock Option Agreement

5.1       Opinion of Whiteford, Taylor & Preston L.L.P. (contains Consent of
          Counsel).

23.1 Consent of Whiteford, Taylor & Preston L.L.P.(contained in Exhibit 5.1 filed herewith).

23.2      Consent of Stegman & Company

24.1      Power of Attorney (contained on Page II-4)







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